UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 8-K
_________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2008

PATRIOT GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32919	86-0947048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501-1775 Bellevue Avenue
West Vancouver, B.C., Canada V7V 1A9
(Address of Principal Executive Offices)

(Zip Code)

(604) 925-5257
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2008, Patriot Gold Corp. (the “Registrant”) executed three separate property option agreements (the “Agreements”) with MinQuest, Inc. (“MinQuest”) granting the Registrant the right to acquire 100% of the mining interests of three Nevada mineral exploration properties currently controlled by MinQuest, a natural resource exploration company.  The properties consist of the Whiskey Flat Project (“Whiskey”), NK Project (“NK”), and the Wheepah Project (“Wheepah”) (collectively the “Properties”).  Each of the Agreements is a separate agreement that can be terminated irrespective of the status of any of the other Agreements.

The Properties are located in Nevada with the Whiskey and NK being in Mineral County while the Wheepah is located in Esmeralda County.  The Whiskey Property currently consists of 83 unpatented mining claims covering approximately 1,660 acres, the NK Property currently consists of 24 unpatented mining claims, and the Wheepah Property consists of 14 unpatented claims.

Annual option payments and minimum annual exploration expenditures under each of the respective Agreements are as noted below:

Whiskey Flat Project
	Property	Work
	Payments	Expenditures
	$USD	$USD
Upon Execution of the Agreement	$50,000	$-
By March 15, 2009	50,000	50,000
By March 15, 2010	50,000	150,000
By March 15, 2011	65,000	200,000
By March 15, 2012	80,000	350,000
By March 15, 2013	100,000	200,000
By March 15, 2014	100,000	200,000
By March 15, 2015	100,000	200,000
By March 15, 2016	100,000	200,000
By March 15, 2017	100,000	200,000
By March 15, 2018	250,000	750,000

	$1,045,000	$2,500,000

NK Project
	Property	Work
	Payments	Expenditures
	$USD	$USD
Upon Execution of the Agreement	$20,000	$-
By March 15, 2009	20,000	50,000
By March 15, 2010	20,000	75,000
By March 15, 2011	35,000	100,000
By March 15, 2012	45,000	250,000
By March 15, 2013	50,000	100,000
By March 15, 2014	50,000	100,000
By March 15, 2015	50,000	100,000
By March 15, 2016	50,000	100,000
By March 15, 2017	50,000	100,000
By March 15, 2018	100,000	250,000

	$490,000	$1,125,000

Wheepah Project
	Property	Work
	Payments	Expenditures
	$USD	$USD
Upon Execution of the Agreement	$20,000	$-
By March 15, 2009	20,000	50,000
By March 15, 2010	20,000	75,000
By March 15, 2011	35,000	100,000
By March 15, 2012	45,000	250,000
By March 15, 2013	50,000	100,000
By March 15, 2014	50,000	100,000
By March 15, 2015	50,000	100,000
By March 15, 2016	50,000	100,000
By March 15, 2017	50,000	100,000
By March 15, 2018	100,000	250,000

	$490,000	$1,125,000

Since our payment obligations are non-refundable, if we do not make any payments under any of the Agreements, we will lose any payments made and all our rights to the respective property. If all said payments under any of the Agreements are made, then we will acquire all mining interests in the respective property. If the Registrant fails to make any payment when due, each of the Agreements gives the Registrant a 60-day grace period to pay the amount of the deficiency. MinQuest retained a 3% royalty of the aggregate proceeds received by the Registrant from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the Properties, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties.

The Registrant may use MinQuest for its mineral exploration expertise on the Properties. Furthermore, both the Registrant and MinQuest have the right to assign, sell, mortgage or pledge their rights in each respective Agreement or on each respective Property. In addition, any mineral interests staked, located, granted or acquired by either the Registrant or MinQuest which is located within a 1 mile radius of the Properties will be included in the option granted to the Registrant.

Any of the Agreements will terminate if the Registrant fails to comply with any of its obligations in any of the respective Agreements and fails to cure such alleged breach. If the Registrant gives notice that it denies a default has occurred, the matter shall be determined finally through such means of dispute resolution as such matter has been subjected to by either party. The Agreements provide that all disputes shall be resolved by a sole arbitrator under the rules of the Arbitration Act of Nevada. The Registrant also has the right to terminate any of the respective Agreements by giving notice to MinQuest.

For all the terms and provisions of the Agreements, reference is hereby made to such Agreements annexed hereto as Exhibit 10.1, 10.2, and 10.3.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.    Not applicable
(b) Pro forma financial information.    Not applicable
(c) Exhibits

Exhibit No.	Description

10.1	Whiskey Flat Property Option Agreement, dated March 15, 2008, by and between MinQuest Inc. and Patriot Gold Corp.

10.2	NK Property Option Agreement, dated March 15, 2008, by and between MinQuest Inc. and Patriot Gold Corp.

10.3	Wheepah Property Option Agreement, dated March 15, 2008, by and between MinQuest Inc. and Patriot Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT GOLD CORP.

Dated:	March 15, 2008	By:	/s/ Robert Coale
		Name:	Robert Coale
		Title:	Chairman, President, Chief Executive Officer, Chief Operating Officer, Secretary and Director